UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2025

MDWerks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56299	33-1095411
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 Walnut Street, Suite 20125 Green Cove Springs, FL	32043
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (252) 501-0019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of David Stephens as Chief Financial Officer

On March 10, 2025, MDWerks, Inc., (the “Company”) announced that David Stephens has been appointed to the position of Chief Financial Officer of the Company, effective March 1, 2025. Mr. Stephens, age 41, has served as the Director of Accounting with Fresh Notions Financial Services (“Fresh Notions”) leading a team of accountants in the provision of consulting, accounting, and financial reporting services, and continues on in his role with Fresh Notions, which serves as a contractor to the Company. Mr. Stephens has more than 19 years of financial reporting and auditing experience with public companies, and previously worked at Nexeo Solutions, a $4 billion chemicals and plastics distribution Company from October 2012 to December 2018, serving as the Manager of Financial Reporting and Technical Accounting Manager prior to Nexeo’s acquisition by its largest competitor. Mr. Stephens is a graduate of the University of Houston where he earned his Bachelor of Business Administration degree in Accounting and Masters of Science degree in Accounting. Mr. Stephens is a Certified Public Accountant in Texas.

Employment Agreement of David Stephens

On March 1, 2025, Mr. Stephens and the Company entered into an Executive Employment Agreement (the “Agreement”) with the following summarized terms:

Mr. Stephens shall serve as the Chief Executive Officer of the Company and be available to perform the duties consistent with such position pursuant to the Certificate of Incorporation and Bylaws of the Company. Mr. Stephen’s employment commenced on March 1, 2025, and continues for a term of three (3) years.

Compensation that Mr. Stephens will receive during his term includes (i) for the period of January 1, 2025 through December 31, 2025, an base salary of $120,000, payable in equal monthly payments of $10,000 per month; (ii) for the period of January 1, 2026 through December 31, 2026, a base salary of $150,000; and (iii) for the period of January 1, 2027 through December 31, 2027, a base salary of $175,000.

In addition to the Base Salary, Mr. Stephens shall receive performance-based bonuses from January 1, 2025 on a quarterly basis for a period of two (2) years of the Term (the “Two Year Quarterly Bonuses”) as follows: for any calendar quarter(s) where the Company’s gross revenue has increased a minimum of twenty five percent (25%) from its prior year gross revenue for that corresponding calendar quarter, Mr. Stephens shall be entitled to a cash bonus equating to fifteen percent (15%) of his then-current Base Salary within thirty (30) days of the conclusion of any such calendar quarter(s).

Upon conclusion of the two (2) years of the Term, Mr. Stephens shall thereafter receive performance-based bonuses on an annual basis (the “Subsequent Annual Bonuses”). For any calendar year(s) where the Company’s gross revenue has increased a minimum of ten percent (10%) from its prior year gross revenue for that corresponding calendar year, Mr. Stephens shall be entitled to a cash bonus equating to forty percent (40%) of his then-current Base Salary payable as follows: (1) fifty percent (50%) in cash within thirty (30) days of the conclusion of any such calendar year(s); and (2) fifty percent (50%) in Company stock vesting on a prorated consecutive twenty four (24) calendar month basis; For any calendar year(s) where the Company’s gross revenue has increased a minimum of fifteen percent (15%) from its prior year gross revenue for that corresponding calendar year(s), Mr. Stephens shall be entitled to a cash bonus equating to seventy-five percent (75%) of his then-current Base Salary payable as follows: (1) fifty percent (50%) in cash within thirty (30) days of the conclusion of any such calendar year(s); and (2) fifty percent (50%) in Company stock vesting on a prorated consecutive twenty four (24) calendar month basis.; For any calendar year(s) where the Company’s gross revenue has increased a minimum of twenty five percent (25%) from its prior year gross revenue for that corresponding calendar year(s), Mr. Stephens shall be entitled to a cash bonus equating to one hundred twenty five percent (125%) of his then-current Base Salary payable as follows: (1) fifty percent (50%) in cash within thirty (30) days of the conclusion of any such calendar year(s); and (2) fifty percent (50%) in Company stock vesting on a prorated consecutive twenty four (24) calendar month basis.

The Company shall reimburse Mr. Stephens for all reasonable out-of-pocket expenses incurred in the ordinary course of business.

Mr. Stephens is bound by certain confidentiality covenants with the Company and has made certain representations and warranties customary to Officers and Directors.

The foregoing description of Mr. Stephens Agreement is a summary only and is qualified in its entirety by reference to the full text of such document, filed herewith as Exhibit 10.1, and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On March 10, 2025, MDWerks, Inc., (the “Company”) issued a press release announcing that MR. Stephens had been appointed to the role of Chief Executive Officer with the Company.

The information included in this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information set forth under this Item 7.01 shall not be deemed an admission as to the materiality of any information in this Current Report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Executive Employment Agreement dated March 1, 2025, between David Stephens and the registrant.
99.1	Press release issued by the registrant on November 20, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MDwerks, Inc.

Date: March 10, 2025	By:	/s/ Steven C. Laker
	Name:	Steven C. Laker
	Title:	Chief Executive Officer